EXHIBIT 4.3.1



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                             ----------------------


                                   FOAMEX L.P.
                           FOAMEX CAPITAL CORPORATION

                     and each of the Guarantors named herein

                              SERIES A AND SERIES B
                      10 3/4% SENIOR SECURED NOTES DUE 2009


                             ----------------------

                                    INDENTURE

                           Dated as of March 25, 2002

                             ----------------------


                         U.S. Bank National Association
                                     Trustee

                             ----------------------

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                             CROSS-REFERENCE TABLE*

        Trust Indenture
        Act Section                                                                    Indenture Section
        310(a)(1)...................................................................             7.10
             (a)(2).................................................................             7.10
             (a)(3).................................................................             N.A.
             (a)(4).................................................................             N.A.
             (a)(5).................................................................             7.10
             (b)....................................................................             7.10
             (c)....................................................................             N.A.
        311(a)......................................................................             7.11
             (b)....................................................................             7.11
             (c)....................................................................             N.A.
        312(a)......................................................................             2.05
             (b)....................................................................            13.03
             (c)....................................................................            13.03
        313(a)......................................................................             7.06
             (b)(1).................................................................             N.A
             (b)(2).................................................................          7.06; 7.07
             (c)....................................................................         7.06; 13.02
             (d)....................................................................             7.06
        314(a)......................................................................      4.03; 13.02; 13.05
             (b)....................................................................            10.02
             (c)(1).................................................................            13.04
             (c)(2).................................................................            13.04
             (c)(3).................................................................             N.A.
             (d)....................................................................     10.03, 10.04, 10.05
             (e)....................................................................            13.05
             (f)....................................................................             N.A.
        315(a)......................................................................             7.01
             (b)....................................................................          7.05,13.02
             (c)....................................................................             7.01
             (d)....................................................................             7.01
             (e)....................................................................             6.11
        316(a) (last sentence)......................................................             2.09
             (a)(1)(A)..............................................................             6.05
             (a)(1)(B)..............................................................             6.04
             (a)(2).................................................................             N.A.
             (b)....................................................................             6.07
             (c)....................................................................             2.12
        317(a)(1)...................................................................             6.08
             (a)(2).................................................................             6.09
             (b)....................................................................             2.04
        318(a)......................................................................            13.01
             (b)....................................................................             N.A.
             (c)....................................................................            13.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.



                                TABLE OF CONTENTS

                                                                                                               Page


                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

   Section 1.01    Definitions....................................................................................1
   Section 1.02    Other Definitions.............................................................................26
   Section 1.03    Incorporation by Reference of Trust Indenture Act.............................................27
   Section 1.04    Rules of Construction.........................................................................27
   Section 1.05    Designated Senior Debt........................................................................27

                                   ARTICLE 2.
                                    THE NOTES

   Section 2.01    Form and Dating...............................................................................28
   Section 2.02    Execution and Authentication..................................................................28
   Section 2.03    Registrar and Paying Agent....................................................................29
   Section 2.04    Paying Agent to Hold Money in Trust...........................................................29
   Section 2.05    Holder Lists..................................................................................29
   Section 2.06    Transfer and Exchange.........................................................................29
   Section 2.07    Replacement Notes.............................................................................41
   Section 2.08    Outstanding Notes.............................................................................41
   Section 2.09    Treasury Notes................................................................................41
   Section 2.10    Temporary Notes...............................................................................42
   Section 2.11    Cancellation..................................................................................42
   Section 2.12    Defaulted Interest............................................................................42

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

   Section 3.01    Notices to Trustee............................................................................42
   Section 3.02    Selection of Notes to Be Redeemed or Purchased................................................43
   Section 3.03    Notice of Redemption..........................................................................43
   Section 3.04    Effect of Notice of Redemption................................................................44
   Section 3.05    Deposit of Redemption or Purchase Price.......................................................44
   Section 3.06    Notes Redeemed or Purchased in Part...........................................................44
   Section 3.07    Optional Redemption...........................................................................44
   Section 3.08    Mandatory Redemption..........................................................................45
   Section 3.09    Offer to Purchase by Application of Excess Proceeds...........................................45

                                   ARTICLE 4.
                                    COVENANTS

   Section 4.01    Payment of Notes..............................................................................47
   Section 4.02    Maintenance of Office or Agency...............................................................47
   Section 4.03    Reports.......................................................................................48
   Section 4.04    Compliance Certificate........................................................................48
   Section 4.05    Taxes.........................................................................................49
   Section 4.06    Stay, Extension and Usury Laws................................................................49
   Section 4.07    Restricted Payments...........................................................................49
   Section 4.08    Dividend and Other Payment Restrictions Affecting Subsidiaries................................53
   Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock....................................54
   Section 4.10    Asset Sales...................................................................................56
   Section 4.11    Transactions with Affiliates..................................................................58
   Section 4.12    Liens.........................................................................................60
   Section 4.13    Business Activities...........................................................................60
   Section 4.14    Corporate Existence...........................................................................60
   Section 4.15    Offer to Repurchase Upon Change of Control....................................................60
   Section 4.16    Limitation on Sale and Leaseback Transactions.................................................62
   Section 4.17    Limitation on Issuances and Sales of Capital Stock in Restricted Subsidiaries.................62
   Section 4.18    Payments for Consent..........................................................................63
   Section 4.19    Additional Subsidiary Guarantees and Liens....................................................63

                                   ARTICLE 5.
                                   SUCCESSORS

   Section 5.01    Merger, Consolidation, or Sale of Assets......................................................64
   Section 5.02    Successor Entity Substituted..................................................................65

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

   Section 6.01    Events of Default.............................................................................66
   Section 6.02    Acceleration..................................................................................67
   Section 6.03    Other Remedies................................................................................68
   Section 6.04    Waiver of Past Defaults.......................................................................68
   Section 6.05    Control by Majority...........................................................................68
   Section 6.06    Limitation on Suits...........................................................................69
   Section 6.07    Rights of Holders of Notes to Receive Payment.................................................69
   Section 6.08    Collection Suit by Trustee....................................................................69
   Section 6.09    Trustee May File Proofs of Claim..............................................................69
   Section 6.10    Priorities....................................................................................70
   Section 6.11    Undertaking for Costs.........................................................................70

                                   ARTICLE 7.
                                     TRUSTEE

   Section 7.01    Duties of Trustee.............................................................................71
   Section 7.02    Rights of Trustee.............................................................................71
   Section 7.03    Individual Rights of Trustee..................................................................72
   Section 7.04    Trustee's Disclaimer..........................................................................72
   Section 7.05    Notice of Defaults............................................................................72
   Section 7.06    Reports by Trustee to Holders of the Notes....................................................73
   Section 7.07    Compensation and Indemnity....................................................................73
   Section 7.08    Replacement of Trustee........................................................................74
   Section 7.09    Successor Trustee by Merger, etc..............................................................75
   Section 7.10    Eligibility; Disqualification.................................................................75
   Section 7.11    Preferential Collection of Claims Against Issuers.............................................75

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance......................................75
   Section 8.02    Legal Defeasance and Discharge................................................................75
   Section 8.03    Covenant Defeasance...........................................................................76
   Section 8.04    Conditions to Legal or Covenant Defeasance....................................................76
   Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.77
   Section 8.06    Repayment to Issuers..........................................................................78
   Section 8.07    Reinstatement.................................................................................78

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

   Section 9.01    Without Consent of Holders of Notes...........................................................79
   Section 9.02    With Consent of Holders of Notes..............................................................80
   Section 9.03    Compliance with Trust Indenture Act...........................................................81
   Section 9.04    Revocation and Effect of Consents.............................................................81
   Section 9.05    Notation on or Exchange of Notes..............................................................81
   Section 9.06    Trustee to Sign Amendments, etc...............................................................82

                                   ARTICLE 10.
                             COLLATERAL AND SECURITY

   Section 10.01   Security Documents............................................................................82
   Section 10.02   Recording and Opinions........................................................................82
   Section 10.03   Release of Collateral.........................................................................83
   Section 10.04   Certificates of the Issuers...................................................................84
   Section 10.05   Certificates of the Trustee...................................................................85
   Section 10.06   Authorization of Actions to Be Taken by the Trustee Under the Security Documents..............85
   Section 10.07   Authorization of Receipt of Funds by the Trustee Under the Security Documents.................85
   Section 10.08   Termination of Security Interest..............................................................85
   Section 10.09   Collateral Agent..............................................................................85

                                   ARTICLE 11.
                              SUBSIDIARY GUARANTEES

   Section 11.01   Subsidiary Guarantees.........................................................................87
   Section 11.02   Limitation on Guarantor Liability.............................................................87
   Section 11.03   Execution and Delivery of Subsidiary Guarantee................................................88
   Section 11.04   Guarantors May Consolidate, etc., on Certain Terms............................................88
   Section 11.05   Releases of Subsidiary Guarantees.............................................................89

                                   ARTICLE 12.
                           satisfaction and discharge

   Section 12.01   Satisfaction and Discharge....................................................................90
   Section 12.02   Application of Trust Money....................................................................91

                                   ARTICLE 13.
                                  MISCELLANEOUS

   Section 13.01   Trust Indenture Act Controls..................................................................91
   Section 13.02   Notices.......................................................................................91
   Section 13.03   Communication by Holders of Notes with Other Holders of Notes.................................92
   Section 13.04   Certificate and Opinion as to Conditions Precedent............................................92
   Section 13.05   Statements Required in Certificate or Opinion.................................................93
   Section 13.06   Rules by Trustee and Agents...................................................................93
   Section 13.07   No Personal Liability of Partners, Directors, Officers, Incorporators, Employees,
   Stockholders, Members and Agents..............................................................................93
   Section 13.08   Governing Law.................................................................................93
   Section 13.09   No Adverse Interpretation of Other Agreements.................................................94
   Section 13.10   Successors....................................................................................94
   Section 13.11   Severability..................................................................................94
   Section 13.12   Counterpart Originals.........................................................................94
   Section 13.13   Table of Contents, Headings, etc..............................................................94

                                    EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E         FORM OF SUBSIDIARY GUARANTEE
Exhibit F         FORM OF SUPPLEMENTAL INDENTURE


     INDENTURE dated as of March 25, 2002 among Foamex L.P., a Delaware limited partnership ("Foamex"), Foamex Capital Corporation, a Delaware corporation ("Foamex Capital" and, together with Foamex, the "Issuers"), the Guarantors (as defined) and U.S. Bank National Association, as trustee (the "Trustee").

     The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 10 3/4% Series A Senior Secured Notes due 2009 (the "Series A
Notes") and the 10 3/4% Series B Senior Secured Notes due 2009 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

     "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person to the extent of the fair market value of such asset where the Indebtedness so secured is not the Indebtedness of such Person.

     "Additional Notes" means additional notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. Notwithstanding the foregoing, The Bank of Nova Scotia and its Affiliates shall not be deemed an Affiliate of the Issuers so long as their beneficial ownership of the outstanding common stock (without counting any shares of common stock issuable upon conversion of Foamex's Series B Preferred Stock) in Foamex International is less than 40% for so long as Foamex International and/or its Subsidiaries are the sole partners of Foamex. In addition, no Person (other than Foamex or a Restricted Subsidiary of Foamex) in which a Receivables Subsidiary makes an Investment in connection with a Receivables Transaction shall be deemed to be an Affiliate of Foamex or any of its Restricted Subsidiaries solely by reason of such Investment.

     "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of goods, inventory, licensing of intellectual property or sales of services, in each case, in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Foamex and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of Section 4.15 hereof and/or the provisions described in Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

          (2) the issue or sale by Foamex or any of its  respective  Restrictive
     Subsidiaries   of  Equity   Interests   of  any  of   Foamex's   Restricted
     Subsidiaries.

     Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

          (1) any single transaction or a series of related transactions (x) that have a fair market value less than or equal to $10.0 million or (y) for Net Proceeds less than or equal to $10.0 million;

          (2) any sale and leaseback transaction;

          (3) the granting of a Permitted Lien;

          (4)  the   transfer/sale  or  other   disposition  of  cash  and  Cash
     Equivalents;

          (5)  sales  of  goods,  inventory,   services,   equipment,   accounts
     receivables and other/obsolete assets in the ordinary course of business;

          (6) a Receivables Transaction;

          (7) a transfer of assets by either of Foamex to a Restricted Subsidiary or by a Restricted Subsidiary to Foamex or to another Restricted Subsidiary;

          (8) an issuance or transfer of Equity Interests by a Restricted Subsidiary to Foamex or to another Restricted Subsidiary;

          (9) Hedging Obligations;

          (10) a Restricted Payment or Permitted Investment that is permitted by
     Section 4.07 hereof;

          (11) the sale, lease, conveyance, disposition or other transfer of the Capital Stock of an Unrestricted Subsidiary;

          (12)  any  sale,  lease,   conveyance  or  disposition  by  a  Foreign
     Subsidiary; and

          (13) with respect to any asset constituting Indebtedness of an Affiliate of Foamex existing as of the date of this Indenture, the acceptance of the collateral securing such Indebtedness in satisfaction of such Indebtedness.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning; provided, however, that (a) a person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, a merger agreement, or similar agreement, until the consummation of the transactions contemplated by such agreement, (b) for the purposes of determining beneficial ownership of the Voting Stock of Foamex, The Bank of Nova Scotia and its Affiliates shall not be deemed to have any beneficial ownership of any shares of common stock of Foamex International issuance upon conversion of the Series B Preferred Stock and (c) for so long as Foamex International and/or its Subsidiaries are the sole partners of Foamex, for purposes of determining beneficial ownership of Foamex, stockholders of Foamex International shall be deemed to beneficially own a percentage of Voting Stock of Foamex equal to their percentage beneficial ownership of Voting Stock of Foamex International.

     "Board of Directors" means:

          (1) with respect to a corporation, the Board of Directors of the corporation or any authorized committee of the Board of Directors;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership, any authorized committee of the Board of Directors or the management committee or other governing body prescribed by the governing documents of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function or any authorized committee of such board or committee.

     For so long as Foamex is a subsidiary of Foamex International, if for any reason a majority of the disinterested directors is required to approve a matter or a resolution of the Board of Directors of Foamex is necessary, the requirement may be satisfied by the approval of a majority of the disinterested directors on Foamex International's Board of Directors or a resolution from such Board of Directors.

     "Broker-Dealer" has the meaning set forth in any Registration Rights Agreement.

     "Business Day" means any day except a Saturday, Sunday or other day in The City of New York, or in the city of the Corporate Trust Office of the Trustee, on which banks are authorized to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit and time deposits, including eurodollar time deposits, with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement, with any domestic commercial bank having capital and surplus in excess of $100.0 million or with a commercial bank organized under the law of any country that is a member of OECD having total assets in excess of $100.0 million;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) direct obligations issued by any state of the United States of America or any political subdivision of any state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating service acceptable to the Trustee);

          (6) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $100.0 million, a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100.0 million and commercial paper issued by others having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized voting service acceptable to the Trustee);

          (7) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $50.0 million or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $50.0 million; and

          (8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

     "Clearstream" means Clearstream Banking, S.A.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Foamex and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below);

          (2) the adoption of a plan relating to the liquidation or dissolution of Foamex;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties and disregarding any holding companies or similar entities whose principal asset is Voting Stock of Foamex, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Foamex, measured by voting power rather than number of shares;

          (4) the first day on which a majority of the members of the Board of Directors of Foamex are not Continuing Members; provided that notwithstanding the foregoing, so long as Foamex is a Subsidiary of Foamex International, this provision shall be deemed to be complied with for so long as the majority of the members of the Board of Directors of Foamex International are Continuing Members; or

          (5) for so long as the Senior Subordinated Notes are outstanding, a change of control under the indentures governing the Senior Subordinated Notes.

     "Collateral" means all property and assets that from time to time secure the Notes pursuant to the applicable Security Documents.

     "Collateral Agent" means the Trustee in its capacity as the "Collateral Agent" under and as defined in the Security Documents and any successor thereto in such capacity.

     "Common Collateral Agent" means a bank or trust company authorized to exercise corporate trust powers that has been appointed by the Issuers, and has agreed, to act as collateral agent for the equal and ratable benefit of both the holders of Obligations secured by the Liens Securing Note Obligations and the holders of all other Obligations secured by Liens Securing Other Second-Lien Obligations, in its capacity as such collateral agent.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or discontinued operations, to the extent such losses were deducted in computing such Consolidated Net Income, plus

          (2) provision for taxes based on income or profits or any Tax Distributions of such Person and its Restricted Subsidiaries for such period (including, to the extent applicable, payments made pursuant to any tax sharing agreements), to the extent that such provision for taxes or Tax Distribution was deducted in computing such Consolidated Net Income, plus

          (3) Consolidated Interest Expense, plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus

          (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Foamex that is not a Guarantor shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Foamex only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Foamex by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Cash Interest Expense" means, for any period, total interest expense, whether paid or accrued (without duplication) (including the interest component of capital leases), of Foamex and its Restricted Subsidiaries on a consolidated basis, (a) including, without limitation, (i) all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit and (ii) net costs (and reduction for net benefits) under interest rate Hedging Obligations, (b) but excluding, however, (i) amortization of discount, (ii) interest paid in property other than cash or (iii) any other interest expense not payable in cash, all as determined in conformity with GAAP.

     "Consolidated Interest Expense" means, for any period, total interest expense, whether paid or accrued (without duplication) (including the interest component of capital leases), of Foamex and its Restricted Subsidiaries on a consolidated basis, including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit and net costs (and reduction for net benefits) under interest rate Hedging Obligations, all as determined in conformity with GAAP.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2) the Net Income of any Restricted Subsidiary that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

          (3) the cumulative effect of a change in accounting principles shall be excluded;

          (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to Foamex or one of its Restricted Subsidiaries, except as provided in clause (1); and

          (5) expenses and charges related to the Transactions which are paid, taken or otherwise accounted for within 180 days of the date of this Indenture shall be excluded.

     "Consolidated Working Capital" means, as of any date of determination, the difference of (a) the current assets (other than cash and Cash Equivalents) of Foamex and its Restricted Subsidiaries on a consolidated basis minus (b) the current liabilities (other than (i) current maturities of Indebtedness and (ii) other Indebtedness to the extent included as a current liability of Foamex and its Restricted Subsidiaries) of Foamex and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP.

     "Continuing Members" means, as of any date of determination, any member of the Board of Directors of Foamex or Foamex International, as applicable, who:

          (1) was a member of such Board of Directors on the date of this Indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Members who were members of such Board at the time of such nomination or election.

     "Contributions" means any loans, cash advances, capital contributions, investments or other transfers of assets for less than fair value by Foamex or any of its Restricted Subsidiaries to any Subsidiary or other Affiliate of Foamex or any of its Restricted Subsidiaries, other than loans and cash advances of officers and directors made in the ordinary course of business not to exceed $5.0 million.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

     "Credit Agent" means Citicorp USA, Inc., in its capacity as administrative and collateral agent for the lenders party to the Credit Agreement or any successor thereto, or any Person otherwise designated the "Senior Agent" pursuant to the Intercreditor Agreement.

     "Credit Agreement" means that certain amended and restated Credit Agreement, dated as of the date of this Indenture, by and among Foamex, FMXI, Inc., the lenders party thereto and Citicorp USA, Inc., as administrative and collateral agent, providing for up to $262.2 million of borrowings consisting of a revolving credit facility and term loan facilities together with all related agreements, instruments and documents executed or delivered pursuant thereto at any time (including, without limitation, all mortgages, guarantees, security agreements and all other collateral and security documents), in each case as such agreements, instruments and documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements adding Subsidiaries as additional borrowers or guarantors thereunder or extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the aggregate principal amount that may be borrowed thereunder; provided that such increase in borrowings is within the definition of Permitted Debt or is otherwise permitted under Section
4.09 hereof) all or any portion of the Indebtedness and other Obligations under such agreement or agreements or any successor or replacement agreement or agreements, and whether by the same or any other agent, lender or group of lenders.

     "Credit Agreement Obligations" means (i) all Indebtedness outstanding under one or more of (x) the Credit Agreement or (y) any other First-Lien Credit Facilities that (1) constitutes Permitted Debt or is otherwise permitted under
Section 4.09 hereof and (2) is designated by Foamex as "Credit Agreement Obligations" for purposes of this Indenture, (ii) all other Obligations not constituting Indebtedness of Foamex, Foamex Capital or any Guarantor under the Credit Agreement or any such other First-Lien Credit Facility, including, without limitation, Obligations in respect of cash management services or Hedging Obligations that are included as "Obligations" under and as defined in the Credit Agreement or such other First-Lien Credit Facility and (iii) all other Obligations of Foamex, Foamex Capital or any Guarantor in respect of cash management services or Hedging Obligations that are designated by Foamex to be "Credit Agreement Obligations" for purposes of this Indenture.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Discharge of Credit Agreement Obligations" means payment in full of the principal of, interest and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Facilities or, with respect to Hedging Obligations or letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such First-Lien Credit Facility, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full of any other Credit Agreement Obligations that are due and payable at or prior to the time such principal and interest are paid.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Foamex to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Foamex may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary of Foamex that was formed under the laws of the United States or any state of the United States or the District of Columbia.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means a public offering or private placement of Equity Interests (other than Disqualified Stock) of:

          (1) any entity that directly or indirectly owns equity interests in Foamex, to the extent the net proceeds are contributed to Foamex;

          (2) any subsidiary of Foamex to the extent the net proceeds, are distributed, paid, lent or otherwise transferred to Foamex that results in the net proceeds to Foamex of at least $25.0 million; or

          (3) Foamex.

     A private placement of Equity Interests shall not be deemed an Equity Offering unless net proceeds of at least $25.0 million are received.

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     "Excess Cash Flow" means, for any fiscal year, the excess (if any),

          (1) of the sum (for such fiscal year) of, without duplication:

               (a) Consolidated Cash Flow, plus

               (b) Proceeds of Issuance of Equity Interests, plus

               (c) the net decrease in Consolidated Working Capital since the last day of the immediately preceding fiscal year, over

          (2) the sum (for such fiscal year) of, without duplication:

               (a) Consolidated Cash Interest Expense actually paid by such Persons, plus

               (b) scheduled payments, to the extent actually made, of the principal amount of Indebtedness of Foamex and its Restricted Subsidiaries except the application of proceeds of Permitted Refinancing Indebtedness or another refinancing of Indebtedness permitted under this Indenture, plus

               (c) all federal, state and foreign income taxes actually paid in cash by Foamex and its Restricted Subsidiaries and payments under the Tax Sharing Agreement, plus

               (d) capital expenditures in accordance with GAAP actually made by Foamex and its Restricted Subsidiaries in such fiscal year, plus

               (e) the net increase in Consolidated Working Capital since the last day of the immediately preceding fiscal year.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange  Notes" means the Notes issued in any Exchange  Offer pursuant to
Section 2.06(f) hereof.

     "Exchange Offer" has the meaning set forth in any Registration Rights Agreement

     "Exchange Offer Registration Statement" has the meaning set forth in any Registration Rights Agreement

     "Excluded Assets" means real property leasehold interests and assets located outside the United States.

     "Existing Indebtedness" means Indebtedness of Foamex and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

     "First-Lien Credit Facilities" means the Credit Agreement and any other Credit Facility that is secured by a Permitted Lien described in clause (1) of the definition thereof and is designated by Foamex as a "First-Lien Credit
Facility" upon incurrence of such Indebtedness for the purposes of this Indenture.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than revolving credit borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated giving effect only to those acquisition-related cost savings that have been realized or that Foamex's chief financial officer reasonably believes will be realized;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date, in each of cases (1), (2) and (3) as determined by a responsible financial or accounting officer of Foamex.

     Furthermore, in calculating the Fixed Charge Coverage Ratio, for purposes of determining Fixed Charges, but not Consolidated Cash Flow, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date, and (b) notwithstanding (a) above, interest on Indebtedness to the extent such interest is covered by a Hedging Obligation shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such Hedging Obligation.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) Consolidated Cash Interest Expense, plus

          (2)  the  Consolidated   Interest  Expense  of  such  Person  and  its
     Restricted Subsidiaries that was capitalized during such period, to the extent related to Indebtedness, plus

          (3) any interest expense on Indebtedness of another Person (other than that Person's Restricted Subsidiaries) that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon, but only to the extent of the interest expense attributable to the lesser of (a) the principal amount of such Indebtedness, or (b) the fair market value of such asset, plus

          (4) the product of (a) all cash dividend payments or other distributions (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred equity of such Person (other than dividend payments or distributions to such Person or its Restricted Subsidiaries or dividends on Equity Interests payable solely in Equity Interests of the Issuers (other than Disqualified Stock)), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership or a limited liability company, the combined federal, state and local income tax rate that was or would have been utilized to calculate the Tax Distribution of such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, minus

          (5) the costs, charges or expenses described in clause (5) of the definition of Consolidated Net Income to the extent included in clauses (1) through (4) above.

     "Foamex   International"   means  Foamex  International  Inc.,  a  Delaware
corporation, and any and all successors thereto.

     "Foamex Latin America" means Foamex Latin America, Inc. and its direct and indirect Subsidiaries.

     "Foreign Subsidiary" means any Subsidiary of Foamex either (a) which is organized outside of the United States of America, (b) whose principal activities are conducted outside of the United States of America or (c) whose material assets are Equity Interests in Subsidiaries which are Foreign Subsidiaries.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

     "Government   Securities"  means  direct  obligations  of,  or  obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means:

          (1)  all  Domestic  Restricted   Subsidiaries  that  guarantee  Credit
     Agreement Obligations or that, so long as the Senior Subordinated Notes are outstanding, guarantee the Senior Subordinated Notes; and

          (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture,

     and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate or currency swap agreements, interest rate or currency cap agreements and interest rate or currency collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and/or currency exchange rates.

     "Holder" means a Person in whose name a Note is registered.

     "IAI Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     "Indebtedness"   means,  with  respect  to  any  specified  Person  without duplication, any indebtedness of such Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of banker's acceptances;

          (4) representing Capital Lease Obligations; or

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable,

     if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) to the extent of the fair market value of such asset where the Indebtedness so secured is not the Indebtedness of such person and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     Notwithstanding anything in this Indenture to the contrary, Hedging Obligations and Obligations under the Tax Sharing Agreement shall not constitute Indebtedness, except in the case of Hedging Obligations only to the extent they appear on the balance sheet of Foamex. In addition, Indebtedness of Foamex and its Restricted Subsidiaries shall not include (1) any Indebtedness of a Receivables Subsidiary solely by reason of representations, warranties, covenants and indemnities entered into by Foamex or any of its Restricted Subsidiaries which are reasonably customary in a Receivables Transaction and (2) any Indebtedness of Foamex and any of its Restricted Subsidiaries that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Notes" means the first $300.0 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

     "Initial Purchasers" means, collectively, Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., Scotia Capital (USA) Inc., Bear, Stearns & Co. Inc. and Jefferies & Company, Inc or the initial purchasers of Additional Notes from the Issuers, as applicable.

     "Insolvency or Liquidation Proceeding" means:

          (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to Foamex or to the creditors of Foamex as such, or to the assets of Foamex;

          (2) any liquidation, dissolution, reorganization or winding up of Foamex, whether voluntary or involuntary and involving insolvency or bankruptcy; or

          (3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Foamex.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     "Intercreditor Agreement" means that certain intercreditor agreement, dated as of the date of this Indenture, by and among Foamex, the Credit Agent, as "Senior Agent" thereunder, and the Trustee, as Collateral Agent, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time and any substantially identical agreement hereafter entered into pursuant to Section 10.09(c) hereof.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Foamex or any Restricted Subsidiary of Foamex sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Foamex such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Foamex, Foamex shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Foamex's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. A provision in an agreement relating to the purchase or sale of any of Foamex's or its Restricted Subsidiaries' assets containing an "earn out" or providing for an adjustment to the purchase or sale price based on a financial statement relating to the assets purchased or sold shall not be deemed to be an "Investment."

     "Issuers" means Foamex and Foamex Capital, and any and all successors to either of them as permitted by Article 5 hereof.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof.

     "Liquidated Damages" means all liquidated damages then owing pursuant to any Registration Rights Agreement.

     "Moody's" means Moody's Investors Service, Inc or any successor thereto.

     "Net Income" means,  with respect to any specified  Person,  the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (or loss), together with any related provision for taxes or Tax Distributions on such gain (or loss), realized in connection with:
     (a) any Asset Sale (including without limitation, dispositions pursuant to sale and leaseback transactions, whether or not an Asset Sale); or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

          (2) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes or Tax Distributions on such extraordinary or nonrecurring gain (or loss); and

          (3) Tax Distributions, or the accrual thereof.

     "Net Proceeds" means the aggregate cash proceeds received by Foamex or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

          (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, consent fees to facilitate such Asset Sales and sales commissions, and any relocation expenses incurred as a result of the Asset Sale;

          (2) taxes or Tax Distributions paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

          (3) any reserve for adjustment in respect of the sale price of such asset or assets or deduction in respect of any liabilities associated with such asset or assets established in accordance with GAAP;

          (4) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale; and

          (5) in the case of a sale by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the minority interests' proportionate share of such Net Proceeds.

     "Non-Recourse Debt" means Indebtedness:

          (1)  as  to  which  neither  of  Foamex  nor  any  of  its  Restricted
     Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness but excluding, in the case of a Receivables Subsidiary, warranty claims, indemnity rights and rights of set-off with respect to accounts receivable that are sold to the Receivables Subsidiary), (b) is directly or indirectly liable (as a guarantor or otherwise, except as set forth in (a)), or (c) constitutes the lender (except as set forth in (a));

          (2) with respect to any Unrestricted Subsidiary, no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes and the Senior Subordinated Notes) of Foamex or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders, except for lenders under instruments governing Acquired Debt (a) have acknowledged that they do not have recourse to the holder of the Equity Interest of the debtor or (b) have been notified in writing that they will not have any recourse to the assets of Foamex or stock or assets of any of its Restricted Subsidiaries.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including any obligation to post cash collateral in respect of letters of credit and any other obligations), or any obligation for cash management services or Hedging Obligations.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person or any other officer designated by the Board of Directors..

     "Officers' Certificate" means a certificate signed on behalf of the Issuers by two Officers of the Issuers, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuers, that meets the requirements of Section 13.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

     "Other Second-Lien Obligations" means any Indebtedness, other than the Notes, that is secured by a Permitted Lien described in clause (1) of the definition thereof granted to a Common Collateral Agent and is designated by Foamex as "Other Second-Lien Obligations" upon incurrence of such Indebtedness for the purposes of this Indenture.

     "Participant"   means,  with  respect  to  the  Depositary,   Euroclear  or
Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "Permitted Business" means:

          (1) the manufacture and/or distribution of polyurethane and advanced polymer foam and activities related thereto; and

          (2)  other  businesses   engaged  in  by  Foamex  and  its  Restricted
     Subsidiaries on the date of this Indenture and similar or reasonably related lines of businesses to those engaged in by Foamex on the date of this Indenture, including, but not limited to, the manufacture and distribution of plastics and related products.

     "Permitted Investments" means:

          (1) any Investment in Foamex or in a Restricted Subsidiary of Foamex;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by Foamex or any Restricted Subsidiary of Foamex in a Person, if as a result of such Investment:

               (a) such Person becomes a Restricted Subsidiary of Foamex; or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Foamex or a Restricted Subsidiary of Foamex;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 3.09 hereof;

          (5) any acquisition of assets or equity solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Foamex or solely as a capital contribution in respect of any such Equity Interests to Foamex;

          (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (7) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding not to exceed the sum of (a) $15.0 million, and (b) the aggregate net cash proceeds (or non-cash proceeds when converted into cash or Cash Equivalents) received by Foamex and its Restricted Subsidiaries from the sale or disposition of investments or dividends or other distributions from investments existing as of the date of this Indenture or made pursuant to this clause (7);

          (8) Hedging Obligations entered into in the ordinary course of business in connection with the operation of the business of Foamex and its Restricted Subsidiaries or as otherwise permitted by this Indenture;

          (9) securities received in connection with any good faith settlement or any insolvency or bankruptcy case or proceeding or any receivership, reorganization, liquidation or other similar case or proceeding;

          (10) prepaid expenses and loans or advances to employees and similar items in the ordinary course of business;

          (11)   endorsements  of  negotiable   instruments  and  other  similar
     negotiable documents;

          (12) transactions with Affiliates as permitted under this Indenture;

          (13) Investments outstanding as of the date of this Indenture;

          (14) Investments in, including Contributions to, Foamex Latin America, Foamex Asia or one or more Foreign Subsidiaries, provided that the maximum amount of such Investments made subsequent to the date hereof pursuant to this clause (14) outstanding at any one time does not exceed $50.0 million, plus the cash dividends and distributions received by Foamex and its Restricted Subsidiaries with respect to Investments pursuant to this clause
     (14);

          (15)  Investments  in one  or  more  Persons  engaged  in a  Permitted
     Business; provided, however, that the maximum amount of such Investments made subsequent to the date hereof pursuant to this clause (15) outstanding at any one time does not exceed $5.0 million, plus the cash dividends and distributions received by Foamex and its Restricted Subsidiaries with respect to Investments made pursuant to this clause (15);

          (16) Investments in a Receivables Subsidiary not otherwise restricted by the terms of this Indenture; and

          (17) Guarantees of Indebtedness permitted to be incurred under this Indenture.

     "Permitted Liens" means any of the following Liens which complies, to the extent applicable, with the requirements described in Section 4.12 hereof:

          (1) Liens upon any property of Foamex, Foamex Capital or any Restricted Subsidiary securing any Indebtedness permitted to be incurred under Section 4.09(a) hereof, or clauses (1) or (15) of Section 4.09(b) hereof, and all other Obligations of Foamex, Foamex Capital or any Restricted Subsidiary in respect of such Indebtedness not constituting Indebtedness;

          (2) Liens securing the Notes and the Subsidiary Guarantees;

          (3) Liens in favor of Foamex or any Restricted Subsidiary;

          (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Foamex or any Restricted Subsidiary of Foamex; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Foamex or the Subsidiary;

          (5) Liens on property existing at the time of acquisition of the property by Foamex or any Restricted Subsidiary of Foamex, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.09(b) hereof covering only the assets acquired with such Indebtedness;

          (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (8) Liens incurred in the ordinary course of business including, without limitation, judgment and attachment liens of Foamex or any Restricted Subsidiary of Foamex with respect to obligations that do not exceed in the aggregate $25.0 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business, not evidenced by a note and not past due);

          (9) Liens in favor of the Trustee;

          (10)  Liens  on   Receivables   in   connection   with  a  Receivables
     Transaction;

          (11)  Liens  incurred  in  connection   with   Permitted   Refinancing
     Indebtedness, but only if such Liens extend to no more assets than the Liens securing the Indebtedness being refinanced;

          (12) Liens securing Hedging Obligations;

          (13) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens (including contractual landlords liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (14) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (15) Liens to secure Indebtedness of any Restricted Subsidiary that is a Foreign Subsidiary, provided that such Indebtedness is used by such Restricted Subsidiary to finance operations of such Foreign Subsidiary outside the United States;

          (16) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Foamex or any of its Restricted Subsidiaries as conducted at the relevant property;

          (17) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (18)  Liens  securing   reimbursement   obligations  with  respect  to
     commercial letters of credit which encumber documents and the property relating to such letters of credit and products and proceeds thereof;

          (19) any interest or title of a lessor in the property subject to any lease or arising from filing UCC financing statements regarding leases;

          (20) judgment Liens that do not constitute an Event of Default;

          (21) Liens existing on the date hereof and set forth on a schedule to this Indenture;

          (22) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligation of a like nature incurred in the ordinary course of business; and

          (23)  Liens  securing   obligations  in  respect  of  cash  management
     services.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Foamex or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other, in whole or in part, Indebtedness of Foamex or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest or dividends on the Indebtedness and the amount of all reasonable fees and expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded as determined in good faith by the Board of Directors; and

          (4) such Indebtedness is incurred either by Foamex or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government, agency or political subdivision, or other entity.

     "Principals" means Foamex International, Marshall S. Cogan and/or any of their Affiliates.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Proceeds of Issuance of Equity Interests" means net cash proceeds received by Foamex or any of the Guarantors (including as a result of capital contributions) at any time from and after the date hereof on account of the issuance of any Equity Interest in Foamex International, Foamex or any Subsidiary in each case net of all transaction costs and underwriters' discounts with respect thereto.

     "Public Debt" means obligations of Foamex or of a Guarantor evidenced by bonds, debentures, notes and similar instruments issued in a manner and pursuant to documentation customary in the intended market for obligations publicly traded or traded in the high yield bond or other private placement or similar market primarily among financial institutions (other than any such obligations that are traded primarily among commercial banks).

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A. "Receivables" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising:

          (1) accounts;

          (2) accounts receivable incurred in the ordinary course of business, including without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance;

          (3) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods;

          (4) all reserves and credit balances with respect to any such accounts receivable or account debtors;

          (5) all letters of credit, security, or guarantees for any of the foregoing;

          (6) all insurance policies or reports relating to any of the foregoing;

          (7) all collection or deposit accounts relating to any of the foregoing;

          (8) all other assets (including contract rights) that are customarily transferred or in respect of which security interests are customarily granted in connection with a Receivables Transaction;

          (9) all contracts and contract rights relating to any of the foregoing;

          (10) all proceeds of the foregoing; and

          (11) all books and records relating to any of the foregoing.

     "Receivables Subsidiary" means an Unrestricted Subsidiary exclusively engaged in Receivables Transactions and activities related thereto; provided, however, all Indebtedness of such Unrestricted Subsidiary shall be Non-Recourse Debt.

     "Receivables Transaction" means:

          (1) the sale or other disposition to a third party of Receivables or an interest therein; or

          (2) the sale or other disposition of Receivables or an interest therein to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables (whether such financing transaction is effected by such Receivables Subsidiary or by a third party to whom such Receivables Subsidiary sells such Receivables or interests therein); provided that in each of the foregoing, Foamex or its Restricted Subsidiaries receive at least 80% of the aggregate principal amount of any Receivables financed in such transaction.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Issuers, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuers, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes or exchange such Additional Notes for Exchange Notes under the Securities Act.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Related Party" means:

          (1) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Principal; or

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted   Investment"  means  an  Investment  other  than  a  Permitted
Investment.

     "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "S&P" means Standard & Poor's Ratings Group or any successor thereto.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Documents" means the security and pledge agreements and the mortgages, deeds of trust and collateral assignments entered into by the Issuers and each of the Guarantors that own any of the property or assets that secure the Obligations of the Issuers and the Guarantors under the Notes, this Indenture and the Subsidiary Guarantees, as such agreements may be amended, modified or supplemented from time to time. The term "Security Documents" shall include the Intercreditor Agreement.

     "Senior Secured Leverage Ratio" means, with respect to any specified Person on any date of determination (the "Calculation Date"), the ratio, of

          (1) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries as of the Calculation Date determined on a consolidated basis in accordance with GAAP that is secured by Liens on the Collateral, to

          (2) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries.

     For purposes of calculating the Senior Secured Leverage Ratio:

          (1) the adjustments described in clauses (1), (2) and (3) of the definition of Fixed Charge Coverage Ratio shall be made except that in the case of clause (1), cost savings may only be given effect to if they are permitted under Article 11 of Regulation S-X; and

          (2) transactions giving rise to the need to calculate the Senior Secured Leverage Ratio shall be assumed to have occurred on the first day of the four-quarter reference period.

     "Senior Subordinated Notes" means the Issuers' 131/2% Senior Subordinated Notes due 2005 and 97/8% Senior Subordinated Notes due 2007.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest, accreted value, or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value, or principal prior to the date originally scheduled for the payment or accretion thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Subsidiary Guarantee" means a guarantee of the Indenture on the terms set forth in Article 11 hereof by a Subsidiary Guarantor.

     "Tax Sharing Agreement" means the tax sharing agreement, among Foamex International, Foamex and certain of their Subsidiaries as modified, amended, restated or otherwise revised in accordance with this Indenture.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Transactions" means, collectively, the contribution of Foamex Carpet Cushion LLC to Foamex, the consummation of the amendment and restatement of the Credit Agreement, dated as of the date hereof, and the offering of the Initial Notes.

     "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any direct or indirect Subsidiary of Foamex (other than Foamex Capital or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) on the date of such designation is not party to any agreement, contract, arrangement or understanding with Foamex or any Restricted Subsidiary of Foamex unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Foamex or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Foamex or such Restricted Subsidiary;

          (3) is a Person with respect to which neither Foamex nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Foamex or any of its Restricted Subsidiaries; and

          (5) has at least one director on its Board of Directors that is not a director, member of the Board of Directors or executive officer of Foamex or any of its Restricted Subsidiaries and has at least one executive officer that is not a director, member of the Board of Directors or executive officer of Foamex or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of Foamex as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers'
Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted
Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Foamex as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, Foamex shall be in default of Section 4.09. The Board of Directors of Foamex may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Foamex of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (a) such Indebtedness is permitted under
Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (b) no Default or Event of Default would be in existence following such designation.

     "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02  Other Definitions.

                                                                                                Defined in
        Term                                                                                      Section
        ----                                                                                      -------
        "Affiliate Transaction".............................................................       4.11
        "Asset Sale Offer"..................................................................       3.09
        "Authentication Order"..............................................................       2.02
        "Change of Control Offer"...........................................................       4.15
        "Change of Control Payment".........................................................       4.15
        "Change of Control Payment Date"....................................................       4.15
        "Covenant Defeasance"...............................................................       8.03
        "DTC"...............................................................................       2.03
        "Event of Default"..................................................................       6.01
        "Excess Proceeds"...................................................................       4.10
        "incur".............................................................................       4.09
        "Indenture Documents"...............................................................       9.01
        "Legal Defeasance"..................................................................       8.02
        "Liens Securing Note Obligations"...................................................       10.09
        "Liens Securing Other Second-Lien Obligations"......................................       10.09
        "Offer Amount"......................................................................       3.09
        "Offer Period"......................................................................       3.09
        "Paying Agent"......................................................................       2.03
        "Payment Default"...................................................................       6.01
        "Permitted Consideration"...........................................................       4.10
        "Permitted Debt"....................................................................       4.09
        "Purchase Date".....................................................................       3.09
        "Registrar".........................................................................       2.03
        "Restricted Payments"...............................................................       4.07
        "Tax Distributions".................................................................       4.07

Section 1.03  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Subsidiary Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04  Rules of Construction.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) "will" shall be interpreted to express a command;

          (6) provisions apply to successive events and transactions; and

          (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.05  Designated Senior Debt.

     For purposes of the indentures that govern the Senior Subordinated Notes, the Notes shall constitute Designated Senior Debt (as such term is defined in such indentures).

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01  Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearsteam.

Section 2.02  Execution and Authentication.

     An Officer must sign the Notes for the Issuers by manual or facsimile signature.

     If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

     On the date of this Indenture, the Trustee shall, upon a written order of the Issuers signed by an Officer (an "Authentication Order"), authenticate the Initial Notes for original issue up to $300,000,000 in aggregate principal amount and, upon delivery of any Authentication Order at any time and from time to time thereafter, the Trustee shall authenticate Additional Notes and Exchange Notes for original issue in an aggregate principal amount specified in such Authentication Order.

     The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03  Registrar and Paying Agent.

     The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

     The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04  Paying Agent to Hold Money in Trust.

     The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) will have no further liability for the money. If Foamex, Foamex Capital or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05  Holder Lists.

     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA ss. 312(a).

Section 2.06  Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

          (1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary; or

          (2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee.

     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

          (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

               (A) both:

                    (i) a  written  order  from  a  Participant  or an  Indirect
               Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii)  instructions  given in accordance  with the Applicable
               Procedures  containing   information  regarding  the  Participant
               account to be credited with such increase; or

               (B) both:

                    (i) a  written  order  from  a  Participant  or an  Indirect
               Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (3)  Transfer of  Beneficial  Interests to Another  Restricted  Global
     Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable.

          (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with any Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with any Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer  pursuant to the
          Exchange  Offer   Registration   Statement  in  accordance   with  any
          Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A)  such  exchange  or  transfer  is  effected  pursuant  to the
          Exchange Offer in accordance with any Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with any Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer  pursuant to the
          Exchange  Offer   Registration   Statement  in  accordance   with  any
          Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause
          (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with any Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with any Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer  pursuant to the
          Exchange  Offer   Registration   Statement  in  accordance   with  any
          Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (i) if the  Holder  of such  Definitive  Notes  proposes  to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (ii) if the  Holder of such  Definitive  Notes  proposes  to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or
     (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with any Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

               (B)  any  such  transfer  is  effected   pursuant  to  the  Shelf
          Registration Statement in accordance with any Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with any Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (ii) if the  Holder  of  such  Restricted  Definitive  Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of any Exchange Offer in accordance with any Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

          (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers; and

          (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1) Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE
"SECURITIES  ACT"),  AND  THIS  NOTE  MAY  NOT BE  OFFERED,  SOLD  OR  OTHERWISE
TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE
SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (V) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

               (B) Notwithstanding the foregoing,  any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(4),  (c)(2), (c)(3), (d)(2),
          (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

          (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

          (1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section
     2.02 or at the Registrar's request.

          (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

          (3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (5) The Issuers will not be required:

               (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 Business Days before the day of any selection of Notes for redemption under
          Section 3.02 hereof and ending at the close of business on the day of selection;

               (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

          (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

     Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

Section 2.07  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10  Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11  Cancellation.

     The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12  Defaulted Interest.

     If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01  Notices to Trustee.

     If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

          (1) the clause of this Indenture pursuant to which the redemption shall occur;

          (2) the redemption date;

          (3) the principal amount of Notes to be redeemed; and

          (4) the redemption price.

Section 3.02  Selection of Notes to Be Redeemed or Purchased.

     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

          (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

     The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03  Notice of Redemption.

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.

     The notice will identify the Notes to be redeemed and will state:

          (1) the redemption date;

          (2) the redemption  price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Issuers' request, the Trustee will give the notice of redemption in the Issuers' name and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least five days prior to the date on which a notice of redemption is to be sent, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04   Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05  Deposit of Redemption or Purchase Price.

     On or prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased.

     If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such interest record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

Section 3.06  Notes Redeemed or Purchased in Part.

     Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07  Optional Redemption.

     (a) At any time prior to April 1, 2005, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (i.e. including Initial Notes and Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Foamex and its Subsidiaries); and

          (2) the redemption must occur within 45 days of the date of the closing of such Equity Offering.

     (b) Except pursuant to the preceding paragraph, the Notes are not redeemable at the Issuers' option prior to April 1, 2006.

     (c) On or after April 1, 2006 the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

        Year                                                    Percentage
        ----                                                    ----------
        2006............................................          105.375%
        2007............................................          102.688%
        2008 and thereafter.............................          100.000%

     (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08  Mandatory Redemption.

     Except as set forth under Sections 4.10 and 4.15 of this Indenture, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09  Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), they will follow the procedures specified below.

     The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

          (1) that the Asset Sale Offer is being made  pursuant to this  Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

          (2) the Offer Amount, the purchase price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment will continue to accrue interest;

          (4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

          (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a
     Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

          (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Issuers will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

          (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01  Payment of Notes.

     The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in any Registration Rights Agreement.

     The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02  Maintenance of Office or Agency.

     The Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03  Reports.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers will furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Foamex were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Foamex's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if Foamex were required to file such reports.

     In addition, following the consummation of the Exchange Offer contemplated by any Registration Rights Agreement, whether or not required by the SEC, Foamex will file a copy of all of the information and reports referred to in clauses
(1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Issuers will at all times comply with TIA ss. 314(a).

     (b) For so long as any Notes remain outstanding, Foamex and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (c) If the parent company of Foamex guarantees the Notes and such parent company is a reporting company under Section 13 or 15(d) of the Exchange Act, Foamex need not comply with Sections 4.03(a) or 4.03(b) hereof if the parent company makes such filings or provides such information and any required financial information concerning Foamex under Regulation S-X is included in the parent company's Exchange Act reports.

Section 4.04  Compliance Certificate.

     (a) The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture and the Security Documents, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of Foamex's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05  Taxes.

     The Issuers will pay, and will cause each of their Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the business, financial condition or results of operations of the Issuers and their Domestic Restricted Subsidiaries taken as a whole.

Section 4.06  Stay, Extension and Usury Laws.

     The Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant (to the extent that they may lawfully do so) that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07  Restricted Payments.

     (a) Foamex shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of Foamex's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Foamex (other than cash in lieu of fractional shares)) or to the direct or indirect holders of Foamex's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (a) in additional Equity Interests (other than Disqualified Stock) of Foamex or (in the case of a dividend, other payment or distribution on account of the Equity Interest of a Restricted Subsidiary) of such Restricted Subsidiary, (b) to Foamex or a Restricted Subsidiary of Foamex or (c) pro rata to all holders of Capital Stock of a Subsidiary of Foamex);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Foamex) any Equity Interests of Foamex or any direct or indirect parent of Foamex, other than any such Equity Interests owned by Foamex or a Restricted Subsidiary of Foamex;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment,

     (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

     unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (2) Foamex would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Foamex and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (1) (if on the date of such declaration, such Restricted Payment would have been excluded), (2), (3), (5), (6), (9) and (12) of Section 4.07(b) hereof), is less than the sum, without duplication, of:

               (A) 50% of the Consolidated Net Income of Foamex for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of Foamex's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

               (B) 100% of the aggregate net cash proceeds and the fair value, determined in good faith by the Board of Directors, of any non-cash consideration, in each case, received by Foamex since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Foamex (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Foamex that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of Foamex, plus

               (C) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), and (ii) the initial amount of such Restricted Investment, plus

               (D) if any Unrestricted Subsidiary (i) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (ii) pays any cash dividends or cash distributions to Foamex or any of its Restricted Subsidiaries, 100% of any such cash dividends or cash distributions made after the date of this Indenture.

     (b) So long as no Default has occurred and is continuing or would be caused thereby (other than in the case of clauses (2), (3), (5), (6), (8) (but only to the extent that such payment of such funds directly to holders of such Indebtedness on the date of deposit would have been a permitted Restricted Payment under clauses (2) and (3) below) and (9)), the preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Foamex or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of Foamex) of, Equity Interests of Foamex or any Restricted Subsidiary (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of Section 4.07(a) hereof;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness or Disqualified Stock of Foamex or any Guarantor, in the exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness;

          (4) the redemption, repurchase, retirement or other acquisition for value of any Equity Interests of Foamex or any Restricted Subsidiary, or any direct or indirect parent of Foamex or its Restricted Subsidiaries held by any member of Foamex's (or any of its Restricted Subsidiaries' management) pursuant to any management equity subscription agreement or stock option agreement either (a) in effect as of the date of this Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction or (b) upon the termination of such person's employment

          (5) the advancement of payment or payment of distributions pursuant to the Tax Sharing Agreement ("Tax Distributions");

          (6) distributions, loans or advances to holders of the Equity Interests of Foamex in an amount sufficient to enable Foamex International to pay its reasonable, out-of-pocket operating and administrative expenses, including, without limitation, directors' fees, legal and audit expenses, SEC compliance expenses and corporate franchise and other taxes;

          (7) dividends with respect to Disqualified Stock, the incurrence of which was permitted pursuant to the Fixed Charge Coverage Ratio Test; provided that at the time of paying such dividends, Foamex could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio Test;

          (8) the deposit of funds with the Trustee or a similar agent for the benefit of the holders of any issue of Indebtedness of Foamex or its Restricted Subsidiaries; provided, however, that (a) to the extent that the payment of such funds directly to the holders of such Indebtedness on the date of deposit would have constituted a Restricted Payment and (b) the subsequent payment of such deposited funds and any earnings with respect thereto to the holders of the corresponding Indebtedness shall not constitute a Restricted Payment;

          (9) distributions to Foamex International used to pay principal, interest and other amounts on the promissory note, as in effect on the date hereof, owed to Foamex; provided that such amounts are used to immediately pay such amounts on the note;

          (10) payments under the asset sale and change of control covenants of the indentures governing the Senior Subordinated Notes and the agreements governing any other subordinated Indebtedness permitted to be incurred under the indentures governing the notes; provided that such payment is made after compliance with Sections 4.10 and 4.15 hereof;

          (11) the redemption, repurchase, retirement, defeasance or other acquisition of the Senior Subordinated Notes in the aggregate amount not to exceed the sum of (i) $60.0 million plus (ii) an amount equal to 50% of Excess Cash Flow for each fiscal year beginning with the 2002 fiscal year on a cumulative basis; provided, that any redemption, repurchase, retirement, defeasance or other acquisition of Senior Subordinated Notes under clause (i) in excess of $10.0 million must occur within 180 days of the date hereof; provided, further, that in order to pay any amount under clause (ii) only, the Senior Secured Leverage Ratio for the most recent four-quarter reference period immediately preceding the date of such redemption, repurchase, retirement, defeasance or other acquisition would not have been greater than 3.5 to 1.0 after giving pro forma effect to such redemption, repurchase, retirement, defeasance or other acquisition; and

          (12) additional Restricted Payments in an aggregate amount not to exceed $5.0 million.

     For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payment described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.07, the Issuers will be permitted to classify such item of Restricted Payment on the date of its payment, or later reclassify all or a portion of such item of Restricted Payment, in any manner that complies with this Section 4.07.

     The Board of Directors may designate any Restricted Subsidiary, other than Foamex Capital, to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Foamex and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under this Section 4.07 or Permitted Investments, as determined by Foamex. That designation will only be permitted if the Investment would be permitted at that time and if the
Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Foamex or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee.

Section 4.08  Dividend and Other Payment Restrictions Affecting Subsidiaries.

     (a) Foamex shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

          (1) pay dividends or make any other distributions on its Capital Stock to Foamex or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Foamex or any of its Restricted Subsidiaries;

          (2) make loans or advances to Foamex or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to Foamex or any of its Restricted Subsidiaries.

     (b) However, the restrictions in Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more materially restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

          (2) this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents;

          (3)  agreements  governing  Indebtedness  incurred in compliance  with
     Section 4.09 hereof if the encumbrance or restriction is no more restrictive, taken as a whole, than those in the Credit Facilities or this Indenture, the Notes, the Subsidiary Guarantees or the Security Documents in effect on the date of this Indenture;

          (4)  applicable  law;

          (5) any instrument governing Indebtedness or Capital Stock of (i) a Person acquired by Foamex or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition) or (ii) any Person that is an Unrestricted Subsidiary that becomes a Restricted Subsidiary, as in effect on the date that such Person becomes a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Restricted Subsidiaries, or the property or assets of the Person and its Restricted Subsidiaries, so acquired; provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (6) customary non-assignment provisions in leases, licenses and other contracts entered into in the ordinary course of business and consistent with past practices;

          (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of Section 4.08(a);

          (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more materially restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9) any instrument or agreement governing Indebtedness permitted to be incurred hereunder, which is secured by or permitted to be secured by a Lien permitted to be incurred hereunder, which encumbrance or restriction is not applicable to any property or assets other than the property or assets subject to or permitted to be subject to such Lien;

          (10) restrictions applicable to a Receivables Subsidiary arising from a Receivables Transaction;

          (11) any restriction imposed pursuant to an agreement entered into for the sale or disposition of Equity Interests or other assets that apply pending the closing of such sale or disposition;

          (12) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

          (13) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements;

          (14) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

          (15) provisions in documents governing industrial revenue bonds.

Section 4.09  Incurrence of Indebtedness and Issuance of Preferred Stock.

     (a) Foamex shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), Foamex and the Guarantors shall not issue any Disqualified Stock, and Foamex shall not permit any of its Restricted Subsidiaries which are not Guarantors to issue any shares of Disqualified Stock; provided, however, that Foamex and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt and Indebtedness under the Credit Agreement) or issue Disqualified Stock or in the case of Restricted Subsidiaries which are not Guarantors issue shares of preferred stock if the Fixed Charge Coverage Ratio for Foamex's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or Disqualified Stock or preferred stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     (b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by Foamex or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement liability of Foamex and its Restricted Subsidiaries with respect thereto) not exceeding an amount equal to $285.0 million, less the aggregate amount of all Net Proceeds of Asset Sales that have been applied since the date of this Indenture to repay such Indebtedness under any such Credit Facilities and resulting in a permanent reduction of the related commitments pursuant to Section 4.10 hereof;

          (2) the incurrence by Foamex and its Restricted Subsidiaries of the Existing Indebtedness, including the incurrence of any current or future Guarantees by any Restricted Subsidiary of Foamex of the Senior Subordinated Notes;

          (3) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Guarantees to be issued pursuant to any Registration Rights Agreement;

          (4) the incurrence by Foamex or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Foamex or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $30.0 million at any time outstanding;

          (5) the incurrence by Foamex or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (4), (5), (9) or (15) of this Section 4.09(b);

          (6) the incurrence by Foamex or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Foamex and any of its Restricted Subsidiaries; provided, however, that:

               (A) if Foamex or any Guarantor is the obligor on such Indebtedness and the payee is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of Foamex, or the Subsidiary Guarantee, in the case of the Guarantor; and

               (B) both (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Foamex or a Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either Foamex or a Restricted Subsidiary of Foamex shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Foamex or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by Foamex or any of its Restricted Subsidiaries of Hedging Obligations entered into either (a) for the purpose of fixing or hedging of interest rate or currency exchange risk or (b) in the ordinary course of business;

          (8) the Guarantee or co-issuance by Foamex or any of its Restricted Subsidiaries of Indebtedness of Foamex or a Restricted Subsidiary of Foamex that was permitted to be incurred by another provision of this Section 4.09;

          (9) Acquired Debt of a Restricted Subsidiary in existence at the time of the acquisition of such Subsidiary, if such Acquired Debt was not incurred in contemplation of such acquisition and such Acquired Debt is Non-Recourse Debt (except with respect to such acquired Subsidiary and its Restricted Subsidiaries);

          (10) Indebtedness arising from agreements of Foamex or a Restricted Subsidiary for indemnification, adjustment of purchase price, or similar obligations, in each case incurred in connection with a disposition of any business assets, or Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such acquisition;

          (11)   Indebtedness  of  a  Foreign   Subsidiary  and  its  Restricted
     Subsidiaries (which is Non-Recourse Debt, except with respect to such entities) not to exceed an aggregate amount of $100.0 million;

          (12) Any financing related to Receivables Transactions permitted pursuant to this Indenture;

          (13) Indebtedness of Foamex or any of its Subsidiaries represented by letters of credit in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (14) Obligations in respect of performance bonds and completion guarantees provided by Foamex of any Restricted Subsidiary of Foamex in the ordinary course of business; and

          (15) the incurrence by Foamex or any of its Restricted Subsidiaries of additional Indebtedness including, without limitation, pursuant to any Credit Facilities, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $55.0 million.

     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above or is entitled to be incurred pursuant to Section 4.09(a), the Issuers shall, in their sole discretion, classify (or later reclassify in whole or in part) such item of Indebtedness in any manner that complies with this Section 4.09. The accrual of interest or the accretion of accreted value shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

Section 4.10  Asset Sales.

     Foamex will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) Foamex (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) the fair market value is determined by Foamex's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

          (3) at least 80% of the consideration received in the Asset Sale by Foamex or such Restricted Subsidiary is in the form of (A) cash, (B) assets useful in a Permitted Business not to exceed $30.0 million in the aggregate over the life of the Notes, or (C) Equity Interests representing a controlling interest in a Permitted Business not to exceed $30.0 million in the aggregate over the life of the Notes (collectively, the "Permitted Consideration"); provided that:

               (A) the amount of any liabilities (as shown on Foamex's most recent consolidated balance sheet) of Foamex or any Restricted Subsidiary (other than contingent liabilities (except to the extent reflected (or reserved for) on a balance sheet of Foamex or any Restricted Subsidiary as of the date prior to the date of consummation of such transaction) and liabilities that are by their terms subordinated in right of payment to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases Foamex or such Restricted Subsidiary from further liability; and

               (B) any securities, notes or other obligations received by Foamex or any such Restricted Subsidiary from such transferee that, in each case, are converted within 90 days by Foamex or such Restricted Subsidiary into Permitted Consideration (to the extent so received), shall be deemed to be Permitted Consideration for purposes of this provision;

          provided, further, that the 80% limitation referred to in Section 4.10(3) shall not apply to any Asset Sale in which the Permitted Consideration portion of the consideration received therefore is equal to or greater than what the net after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuers or any Restricted Subsidiary may apply such Net Proceeds:

          (1) to repay or cash collateralize any Credit Agreement Obligations, to repay any Indebtedness of Foamex or any of its Restricted Subsidiaries secured by assets not in the Collateral, or to repay any Indebtedness of any Restricted Subsidiary that is not a Guarantor;

          (2) to acquire all or substantially all of the assets of another Permitted Business;

          (3) to make a capital expenditure; or

          (4) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, Foamex or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraphs will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, within five days thereof, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with
Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered; provided, however, that the Issuers shall not be obligated to purchase Notes in denominations other than integral multiples of $1,000 principal amount at maturity Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Foamex may commence an Asset Sale Offer at any time without having to wait for the expiration of the 365 day period.

     The Issuers will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Indenture, the Issuers will comply in all material respects with the applicable securities laws and regulations and will not be deemed to have breached their obligations under those provisions of this Indenture by virtue of such conflict.

Section 4.11  Transactions with Affiliates.

     (a) Foamex shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to Foamex or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Foamex or such Subsidiary with an unrelated Person; and

          (2) Foamex delivers to the Trustee:

               (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

               (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to Foamex or such Subsidiary of the financial terms of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):

          (1) prepaid expenses and loans or advances to employees or similar items in the ordinary course of business;

          (2) (a) the advancement of payment or payment of distributions pursuant to the Tax Sharing Agreement and (b) any amendment, restatement, or other modification of the Tax Sharing Agreement approved by a majority of disinterested directors on the Board of Directors; provided that such amendment, restatement or other modification is not materially adverse, taken as a whole, to Foamex; provided, further, that the Tax Sharing Agreement may be amended to provide that payments of interest shall be calculated at the rates and otherwise determined in the same manner as would be calculated and determined by the relevant tax authority;

          (3) the purchase of Equity Interests of Foamex Latin America from executives or their assignees of Foamex Latin America, not to exceed 5% of the outstanding Equity Interests of Foamex Latin America;

          (4) purchases (and sales) of inventory and services in the ordinary course of business at a price not greater (less) than the price paid by (charged to) purchasers of a similar quantity of inventory and services which are not Affiliates of Foamex;

          (5) any employment agreements, compensation agreements or indemnification agreements entered into by Foamex or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the current market practice or the past practice of Foamex or its Restricted Subsidiary;

          (6) transactions between or among Foamex and/or its Restricted Subsidiaries;

          (7) Restricted Payments or Permitted Investments that are permitted by
     Section 4.07 hereof;

          (8) payment of reasonable directors/management fees to Persons who are not otherwise Affiliates of Foamex;

          (9) sales of Equity Interests (other than Disqualified Stock) to Affiliates of Foamex;

          (10) transactions with a Person that is an Affiliate of Foamex solely because Foamex or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

          (11) Receivables Transactions;

          (12) transactions with Recticel s.a. or any of its Affiliates; and

          (13) transactions with The Bank of Nova Scotia or any of its Affiliates, including, without limitation, transactions in the ordinary course of business and loan and investment banking transactions and payment of associated fees, that are approved by the Board of Directors.

Section 4.12  Liens.

     Foamex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired by Foamex or its Restricted Subsidiaries, except Permitted Liens.

     Notwithstanding anything in the preceding paragraph, Foamex will not, and will not permit any of its Restricted Subsidiaries to, create or suffer to exist any Lien upon any of the Collateral (including Collateral consisting of Capital Stock or Indebtedness of any Subsidiary of Foamex) now owned or hereafter acquired by it (1) securing any Public Debt unless the holders of such Public Debt share in the distribution of proceeds from the foreclosure on Collateral either (x) on an equal and ratable basis with the holders of the Credit Agreement Obligations or (y) on an equal and ratable basis with the Holders of the Notes (and any other obligations that share on an equal and ratable basis with the Holders of the Notes) or (2) securing any Indebtedness or other obligations (other than Public Debt) unless the holders thereof share in the distribution of proceeds from the foreclosure on Collateral on an equal or any greater basis with the Holders of the Notes or on any basis with the holders of the Credit Agreement Obligations.

Section 4.13  Business Activities.

     Foamex shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Foamex and its Restricted Subsidiaries taken as a whole.

Section 4.14  Corporate Existence.

     Subject to Article 5 hereof, Foamex shall do or cause to be done all things necessary to preserve and keep in full force and effect:

          (1) its partnership existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Foamex or any such Restricted Subsidiary; and

          (2) the rights (charter and statutory), licenses and franchises of Foamex and its Restricted Subsidiaries,

          provided, however, that Foamex shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Foamex and its Restricted Subsidiaries, taken as a whole, and that the loss would not have a material adverse effect on the Issuers and their Domestic Restricted Subsidiaries taken as a whole.

Section 4.15  Offer to Repurchase Upon Change of Control.

     (a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

          (1) that the Change of Control  Offer is being made  pursuant  to this
     Section 4.15 and that all Notes tendered will be accepted for payment;

          (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

          (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     The Issuers will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 3.09 or this Section
4.15 by virtue of such conflict.

     (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

     The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (c) Notwithstanding anything to the contrary in this Section 4.15, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.09 hereof and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

     (d) Notwithstanding anything to the contrary in this Section 4.15, Foamex and/or Foamex Capital may merge with an Affiliate incorporated for the sole purpose of reincorporating Foamex and/or Foamex Capital in another jurisdiction and/or for the sole purpose of forming a holding company, or for the sole purpose of converting Foamex into a corporation and any such merger will not be deemed a Change of Control, provided that the merger complies with Section 5.01 hereof.

Section 4.16  Limitation on Sale and Leaseback Transactions.

     Foamex shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Foamex or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

          (1) Foamex or that Restricted  Subsidiary,  as applicable,  could have
     (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction permitted under Section
     4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to
     Section 4.12 hereof;

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value (in the case of gross cash proceeds in excess of $5.0 million as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee), of the property that is the subject of that sale and leaseback transaction; and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Foamex applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.17 Limitation on Issuances and Sales of Capital Stock in Restricted Subsidiaries.

     Foamex will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary of Foamex to any Person (other than Foamex or a Restricted Subsidiary of Foamex), and will not permit any Restricted Subsidiaries to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Foamex or a Restricted Subsidiary of Foamex, unless

          (1) after giving effect to such transfer, conveyance, sale, lease or other disposition or issuance of the Capital Stock of such Restricted Subsidiary, Foamex is the Beneficial Owner of either (x) at least 80%, or
     (y) less than 50% of the Capital Stock of the relevant Restricted Subsidiary; and

          (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition or issuance are applied in the manner and to the extent required by Section 4.10 hereof.

     However, this Section 4.17 shall not apply to (A) Investments in the entities described under clause (14) of Permitted Investments; (B) transfers, conveyances, sales, leases or other dispositions or issuance (collectively, dispositions") of any Capital Stock of any Restricted Subsidiary that have a fair market value at the time of such disposition of less than $1.0 million; or
(C) a public offering of Equity Interests of Foamex Latin America which results in net proceeds to Foamex Latin America of at least $15.0 million.

Section 4.18  Payments for Consent.

     Foamex shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19  Additional Subsidiary Guarantees and Liens.

     If any Domestic Restricted Subsidiary shall, after the date hereof, become a guarantor (1) of any Credit Agreement Obligations or (2) so long as the Senior Subordinated Notes are outstanding, the Senior Subordinated Notes, then the Issuers shall, at the time, cause such Domestic Restricted Subsidiary to (a) execute a Guarantee of the Obligations of the Issuers under the Notes substantially in the form set forth as Exhibit E hereto, and (b) if in connection with a guaranty under clause (1) above, such Domestic Restricted Subsidiary grants any Lien upon any of its property as security for any Credit Agreement Obligations, execute a Security Document upon substantially the same terms, but subject to the Intercreditor Agreement, that grants the Collateral Agent a second-priority Lien upon such property for the benefit of the Holders of the Notes, subject to Permitted Liens; provided that such Domestic Restricted Subsidiary shall not be required to grant a second-priority Lien upon such property for the benefit of the Holders of the Notes if (i) such property is an Excluded Asset, the net book-value of which is less than $15,000,000, (ii) a second-priority security interest in such property cannot be granted or perfected under applicable law or (iii) such grant requires the consent of any third party, which consent such Domestic Restricted Subsidiary is unable to obtain using commercially reasonable efforts, and (3) deliver to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, that such Guarantee and any such Security Document is a valid, binding and enforceable obligation of such Domestic Restricted Subsidiary and such second-priority Lien is enforceable and duly perfected, subject to customary exceptions for bankruptcy, fraudulent conveyance, equitable principles, remedies and waivers.

     From and after the date of this Indenture, if Foamex, Foamex Capital or any Guarantor creates any additional security interest upon any property to secure any Credit Agreement Obligations or any other obligations that are secured equally and ratably with the Notes by the second-priority security interests in the Collateral (other than security interests granted solely to secure Hedging Obligations or obligations in respect of cash management services), it shall concurrently grant a second-priority security interest (subject to Permitted Liens) upon such property as security for the Notes; provided that such Issuer or Guarantor shall not be required to grant a second-priority Lien upon such property as security for the Notes if (i) such property is an Excluded Asset, the net book-value of which is less than $15,000,000, (ii) a second-priority security interest in such property cannot be granted or perfected under applicable law or (iii) such grant requires the consent of any third party, which consent such Issuer or Guarantor is unable to obtain using commercially reasonable efforts.

     In addition, the Issuers shall, with respect to each parcel of real property in the United States owned by the Issuers that secures the Credit Agreement Obligations, use commercially reasonable efforts to deliver to the Collateral Agent, for the benefit of or addressed to the Trustee or the Collateral Agent, as applicable, the following:

          (1) a fully executed, acknowledged, and recorded mortgage or deed of trust, as applicable, which mortgage or deed of trust shall be in a form substantially similar to that provided for the benefit of the Credit Agent except that such mortgage or deed of trust shall be subject to the terms of the Intercreditor Agreement;

          (2) an opinion of local counsel in a form substantially similar to the opinion provided for the benefit of the Credit Agent, or otherwise reasonably acceptable to the Initial Purchasers and the Trustee;

          (3) a fully-paid title insurance policy (including such endorsements as the Credit Agent obtained in its title insurance policy) with no exceptions other than (a) Permitted Liens and exceptions included under the title insurance policy in favor of the Credit Agent, (b) the Credit Agent's existing Lien on such property and (c) other changes reasonably acceptable to the Initial Purchasers;

          (4) the most recent survey of each property together with either (x) an updated survey certification from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or
     (y) an affidavit from the Issuers stating that there has been no change, other than, in each case, changes reasonably acceptable to the Initial Purchasers, in the facts depicted in the survey; and

          (5) such other related deliveries and deliverables as the Trustee and the Initial Purchasers shall reasonably require.

     The Issuers shall provide each of the foregoing described in clauses (1) through (5) above at their own expense and shall pay all reasonable fees and expenses of counsel incurred by the Trustee and the Initial Purchasers in connection with each of the foregoing.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01  Merger, Consolidation, or Sale of Assets.

     Foamex shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not Foamex is the surviving entity), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Foamex and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1) either:

               (A) Foamex is the surviving entity; or

               (B) the Person formed by or surviving any such consolidation or merger (if other than Foamex) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than Foamex) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Foamex under the Notes, this Indenture, any Registration Rights Agreement and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction, no Default or Event of Default exists; and

          (4) Foamex or the Person formed by or surviving any such consolidation or merger (if other than Foamex), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof.

     In addition, Foamex shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Foamex and any of its Wholly Owned Restricted Subsidiaries.

     Without complying with clause (4) above, Foamex may merge with one or more of its Wholly Owned Restricted Subsidiaries, and Foamex may merge with an Affiliate for the sole purpose of incorporating Foamex in another jurisdiction or for forming a holding company.

     Notwithstanding the foregoing, Foamex is permitted to reorganize as a corporation in accordance with the procedures established in this Indenture (and Foamex Capital may thereafter liquidate); provided that Foamex shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such reorganization and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such reorganization had not occurred.

Section 5.02  Successor Entity Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Foamex in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor entity formed by such consolidation or into or with which Foamex is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Issuers" or "Foamex" shall refer instead to the successor entity and not to Foamex or Foamex Capital), and may exercise every right and power of the Issuers under this Indenture with the same effect as if such successor Person had been named as the Issuers herein. In the event of any consolidation or merger, or any sale, assignment, transfer, lease conveyance or other disposition of all or substantially all of the assets of the Issuers in accordance with Section 5.01 hereof, the Issuers will be discharged from all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01  Events of Default.

     Each of the following is an "Event of Default":

          (1) the Issuers default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

          (2) the Issuers default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

          (3) Foamex or any of its Restricted Subsidiaries fails to comply with the provisions of Section 4.10 hereof, consummate an Asset Sale Offer under
     Section 4.15 hereof or comply with the  provisions  of Section 5.01 hereof;

          (4) Foamex or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Notes, the Subsidiary Guarantees or the Security Documents for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

          (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Foamex or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Foamex or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

               (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

               (B) results in the acceleration of such Indebtedness prior to its Stated Maturity,

          and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the Stated Maturity of which has been so accelerated, aggregates $20.0 million or more;

          (6) failure by Foamex or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged, bonded (such that a judgment creditor could not proceed against the assets of Foamex or any of its Restricted Subsidiaries) or stayed for a period of 60 days after entry thereof;

          (7) (a) except as permitted by this Indenture, any Subsidiary Guarantee or any Security Document or any security interest granted thereby is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect and such default continues for ten days after written notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class or (b) Foamex, Foamex Capital or any Guarantor, or any Person acting on behalf of Foamex, Foamex Capital or any Guarantor, shall deny or disaffirm its obligations under any Subsidiary Guarantee or Security Document;

          (8) Foamex or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (A) commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E) generally is not paying its debts as they become due; and

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against Foamex or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

               (B) appoints a custodian of Foamex or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of Foamex or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

               (C) orders the liquidation of Foamex or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary,

          and the order or decree remains unstayed and in effect for 60 consecutive days.

     In addition, upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the Trustee a statement specifying such Default or Event of Default.

Section 6.02  Acceleration.

     In the  case of an Event  of  Default  specified  in  clause  (8) or (9) of
Section 6.01 hereof, with respect to Foamex or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, Liquidated Damages or premium that has become due solely because of the acceleration) have been cured or waived.

     If an Event of Default occurs on or after April 1, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to
Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to April 1, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on April of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

        Year                                                    Percentage
        ----                                                    ----------
        2003...................................................  110.750%
        2004...................................................  108.960%
        2005...................................................  107.170%
        2006...................................................  105.375%

Section 6.03  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06  Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

               (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07  Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10  Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

               Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

               (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of the Issuers.

     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) hereof or
(ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge. Section 7.03 Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Foamex or any Affiliate of Foamex with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04  Trustee's Disclaimer.

     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05  Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06  Reports by Trustee to Holders of the Notes.

     (a) Within 60 days after each May 15 beginning with May 15, 2003, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA ss. 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA ss. 313(c).

     (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07  Compensation and Indemnity.

     (a) The Issuers will pay to the Trustee from time to time such reasonable compensation as the Issuers and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Issuers and the Guarantors will indemnify the Trustee and the Collateral Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or any of the Security Documents, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

     (c) The  obligations of the Issuers and the  Guarantors  under this Section
7.07 will survive the satisfaction and discharge of this Indenture.

     (d) To secure the Issuers' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     (f) The Trustee will comply with the provisions of TIAss. 313(b)(2) to the extent applicable.

Section 7.08  Replacement of Trustee.

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

               (1) the Trustee fails to comply with Section 7.10 hereof;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a custodian or public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f)  A  successor  Trustee  will  deliver  a  written   acceptance  of  its
appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10  Eligibility; Disqualification.

     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     This Indenture will always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11  Preferential Collection of Claims Against Issuers.

     The  Trustee  is  subject  to  TIA  ss.  311(a),   excluding  any  creditor
relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01  Option to Effect Legal Defeasance or Covenant Defeasance.

     The Issuers may, at the option of both of their Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Subsidiary Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02  Legal Defeasance and Discharge.

     Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees), the Security Documents and this Indenture on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees) and this Indenture, which Notes shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in
Section 8.04 hereof;

     (2) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and the Guarantors' obligations in connection therewith; and

     (4) this Section 8.02.

     Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03  Covenant Defeasance.

     Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, and 4.19
hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(7) hereof will not constitute Events of Default and, upon satisfaction with Article 10 hereof, the Issuers will not be obligated to comply with the Security Documents. Section 8.04 Conditions to Legal or Covenant Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

          (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of an election under Section 8.02 hereof, the Issuers have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

               (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

               (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

          in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Foamex or any of its Restricted Subsidiaries is a party or by which Foamex or any of its Restricted Subsidiaries is bound;

          (6) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

          (7) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06  Repayment to Issuers.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantors' obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of their obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01  Without Consent of Holders of Notes.

     Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Subsidiary Guarantees, the Security Documents or the Notes (collectively, the "Indenture Documents") without the consent of any Holder of a
Note:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (3) to provide for the assumption of the Issuers' or a Guarantor's obligations to the Holders of the Notes by a successor to the Issuers pursuant to Article 5 or Article 11 hereof;

          (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder under the Indenture Documents;

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

          (7) to allow any Subsidiary or any other Person to execute a supplemental indenture and/or other Guarantee and any Security Documents with respect to the Notes; or

          (8) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or Security Documents.

     In addition, without the consent of any Holder of Notes, any amendment, waiver or consent agreed to by the Credit Agent or the holders of Credit Agreement Obligations under any provision of any of the security documents granting the first-priority lien on any Collateral to secure the Credit Agreement Obligations will automatically apply to the comparable provision of the comparable Security Document entered into in connection with the Notes, as provided in the Intercreditor Agreement. The Issuers shall also be entitled to other releases of the Collateral or the Subsidiary Guarantees as described in Sections 10.03 and 11.05 hereof. If the Issuers wish under other circumstances to obtain an amendment or waiver or seek a consent under any Security Document or Subsidiary Guarantee, the Issuers shall be entitled to do so if the Issuers mail written notice of their request to the Trustee and the Holders of the Notes and if the Issuers do not receive written objections from Holders of at least 25% in principal amount of the Notes within 20 Business Days after that mailing. If the Issuers receive such objections, then they shall not be entitled to effect that amendment or waiver, and such consent shall not be effective, unless the Issuers obtain the consent of the Holders of a majority in outstanding principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

     Upon the request of Foamex accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental
Indenture Document, and upon receipt by the Trustee or, in the case of the Security Documents, the Collateral Agent, of the documents described in Section
7.02 hereof, the Trustee or the Collateral Agent, as applicable, will join with the Issuers and the Guarantors in the execution of any amended or supplemental Indenture Document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent will be obligated to enter into such amended or supplemental Indenture Document that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02  With Consent of Holders of Notes.

     Except as provided in Section 9.01 hereof and below in this Section 9.02, the Issuers, the Guarantors and the Trustee or, in the case of the Security Documents, the Collateral Agent, may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof), and the other Indenture Documents with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of any Indenture Document or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for the purposes of this Section 9.02.

     Upon the request of Foamex accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture Document, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee or, in the case of the Security Documents, the Collateral Agent, of the documents described in Section 7.02 hereof, the Trustee or the Collateral Agent, as applicable, will join with the Issuers in the execution of such amended or supplemental Indenture Document unless such amended or supplemental Indenture Document directly affects the Trustee's or the Collateral Agent's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Agent, as applicable, may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture Document.

     It is not be  necessary  for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental
Indenture Document or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of any of the Indenture Documents. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and
     4.15 hereof;

          (3) reduce the rate of or change the time for payment of interest, including default interest, if any, on any Note;

          (4) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the Notes;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

          (7) make any change in Section 6.04 or 6.07 hereof (other than a payment required under Section 4.10 or 4.15 hereof) or in the foregoing amendment and waiver provisions; or

          (8) release any Guarantor from any of its obligations under any of the Indenture Documents, except in accordance with the terms of this Indenture.

Section 9.03  Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05  Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06  Trustee to Sign Amendments, etc.

     The Trustee or, in the case of the Security Documents, the Collateral Agent, will sign any amended or supplemental Indenture Document authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable. Foamex may not sign any amendment or supplemental Indenture Document until the Board of Directors approves it. In executing any amended or supplemental Indenture Document, the Trustee or the Collateral Agent, as applicable, will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture Document is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                             COLLATERAL AND SECURITY

Section 10.01  Security Documents.

     The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Issuers and the Guarantors have entered into simultaneously with the execution of this Indenture, subject to the terms of the Intercreditor Agreement. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this
Section 10.01, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuers shall take, and shall cause their Restricted Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Issuers hereunder, a valid and enforceable perfected second-priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes, second in priority (subject to Permitted Liens) to any and all security interests at any time granted in the Collateral to secure Credit Agreement Obligations.

Section 10.02  Recording and Opinions.

     (a) The Issuers shall furnish to the Trustee promptly after the issuance of the Exchange Notes an Opinion of Counsel either:

          (1) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective and perfect the Lien intended to be created by the Security Documents, and reciting with respect to the security interests in the Collateral, the details of such action; or

          (2) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

     (b) The Issuers will furnish to the Collateral Agent and the Trustee on May 15 in each year beginning with May 15, 2003, an Opinion of Counsel, dated as of such date, either:

          (1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain and perfect the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve, perfect and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral; or

          (2) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien and assignment.

     (c) The Issuers will otherwise comply with the provisions of TIAss.314(b).

Section 10.03  Release of Collateral.

     (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. Whether prior to or after the Discharge of Credit Agreement Obligations, upon the request of the Issuers pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder of the Notes, the Issuers and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

          (1) if all other Liens on that asset securing Credit Agreement Obligations or any Other Second-Lien Obligations then secured by that asset (including all commitments thereunder) are released; provided, that after giving effect to the release, obligations secured by the first-priority Liens on the remaining Collateral remain outstanding;

          (2) to enable the Issuers or any Guarantor to consummate any sale, lease, conveyance or other disposition of any assets or rights permitted or not prohibited under Section 4.10 hereof;

          (3) if the Issuers provide substitute collateral with at least an equivalent fair value, as determined in good faith by the Board of Directors of Foamex;

          (4) in respect of assets subject to a permitted purchase money lien;

          (5) if all of the stock of any of Foamex's Subsidiaries that is pledged to the Collateral Agent is released or if any Subsidiary that is a Guarantor is released from its Subsidiary Guarantee, that Subsidiary's assets will also be released;

          (6) in respect of assets included in the Collateral with a fair value, as determined in good faith by the Board of Directors of Foamex, of up to $1.0 million in any calendar year, subject to a cumulative carryover for any amount not used in any prior calendar year; or

          (7) pursuant to an amendment, waiver or supplement pursuant to Article 9 hereof.

     Upon  receipt of such  Officers'  Certificate  the  Collateral  Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

     (b) Except as otherwise provided in the Intercreditor Agreement, no Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the Officers' Certificate required by this Section 10.03 has been delivered to the Collateral Agent.

     (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Holders of Notes, except as otherwise provided in the Intercreditor Agreement.

     (d) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents and this Indenture. To the extent applicable, the Issuers will cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Issuers except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

Section 10.04  Certificates of the Issuers.

     To the extent applicable, the Issuers will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents:

          (1) all documents required by TIAss.314(d); and

          (2) an Opinion of Counsel, which may be rendered by internal counsel to the Issuers, to the effect that such accompanying documents constitute all documents required by TIA ss.314(d).

     The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.05  Certificates of the Trustee.

     In the event that the Issuers wish to release Collateral in accordance with the Security Documents at a time when the Trustee is not itself also the Collateral Agent and have delivered the certificates and documents required by the Security Documents and Sections 10.03 and 10.04 hereof, the Trustee will determine whether it has received all documentation required by TIA ss. 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(2), will deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.06 Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

     Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

          (1) enforce any of the terms of the Security Documents; and

          (2) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder.

     Subject to Section 3 of the Intercreditor Agreement, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.07 Authorization of Receipt of Funds by the Trustee Under the Security Documents.

     The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.08  Termination of Security Interest.

     The Trustee will, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Documents upon (1) payment in full of the principal of, accrued and unpaid interest and Liquidated Damages, if any, on the Notes and all other Obligations under this Indenture, the Subsidiary Guarantees and the Security Documents that are due and payable at or prior to the time such principal, accrued and unpaid interest and Liquidated Damages, if any, are paid, (2) a satisfaction and discharge of this Indenture as described in Section 12.01 hereof or (3) a legal defeasance or covenant defeasance as described in Article
8. Upon receipt of such instruction, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

Section 10.09  Collateral Agent.

     (a) The Trustee shall act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

     (b) The Trustee, as Collateral Agent, is authorized and directed to (i) enter into the Security Documents (including, without limitation, the Intercreditor Agreement) (ii) bind the Holders on the terms as set forth therein and (iii) perform and observe its obligations under the Security Documents (including, without limitation, the Intercreditor Agreement).

     (c) If the Issuers (i) incur Indebtedness constituting Credit Agreement Obligations at any time when no Intercreditor Agreement is in effect or at any time when Indebtedness constituting Credit Agreement Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) deliver to the Collateral Agent an Officers' Certificate so stating and requesting the Collateral Agent to enter into an Intercreditor Agreement in favor of a designated agent or representative for the holders of the Indebtedness so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such Intercreditor Agreement, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder.

     (d) If (i) the Issuers at any time incur any Indebtedness constituting Other Second-Lien Obligations, (ii) the indenture or agreement governing such Indebtedness provides that, notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Collateral Agent under the Security Documents (the "Liens Securing Note Obligations") or granted to the holders of Other Second-Lien Obligations or any agent or representative for the holders of Other Second-Lien Obligations (the "Liens Securing Other Second-Lien Obligations"), the Liens Securing Note Obligations and the Liens Securing Other Second-Lien Obligations shall be of equal dignity, priority and rank, (iii) the Issuers deliver to the Collateral Agent an Officer's Certificate so stating and requesting that the Collateral Agent assign or transfer the Liens Securing Note Obligations to a Common Collateral Agent identified therein and (iv) the Issuers deliver to the Collateral Agent and the Common Collateral Agent an Opinion of Counsel stating that, in the opinion of such counsel, the Common Collateral Agent is empowered and obligated (on substantially the terms applicable to the Collateral Agent pursuant to the Indenture Documents, including, without limitation, the Intercreditor Agreement) to hold the Liens Securing Note
Obligations and all Liens Securing Other-Second Lien Obligations and all proceeds of all such Liens for the equal and ratable benefit of the holders of all Obligations secured thereby and further confirming as to all such Liens each of the matters referred to in Section 10.02(b)(1), giving effect to the assignment or transfer requested in such Officer's Certificate, then (A) the Liens Securing Note Obligations shall be of equal dignity, priority and rank with all such Liens Securing Other Second-Lien Obligations and (B) the Collateral Agent shall assign or transfer the Liens Securing Note Obligations to the Common Collateral Agent as requested in such Officer's Certificate.

                                  ARTICLE 11.
                              SUBSIDIARY GUARANTEES

Section 11.01  Subsidiary Guarantees.

     (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

          (1) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 11.02  Limitation on Guarantor Liability.

     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03  Execution and Delivery of Subsidiary Guarantee.

     To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

     Each  Guarantor  hereby agrees that its  Subsidiary  Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

     In the event that an Issuer creates or acquires any Domestic Restricted Subsidiary after the date of this Indenture, if required by Section 4.19 hereof, the Issuers will cause such Domestic Restricted Subsidiary to comply with the provisions of Section 4.19 hereof and this Article 11, to the extent applicable.

Section 11.04  Guarantors May Consolidate, etc., on Certain Terms.

     Except as otherwise provided in Section 11.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

          (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (2) either:

               (a) subject to Section  11.05  hereof,  the Person  acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, the Subsidiary Guarantee and any Registration Rights Agreement on the terms set forth herein or therein;

               (b) the Net  Proceeds  of such  sale  or  other  disposition  are
          applied  in  accordance   with  the  applicable   provisions  of  this
          Indenture,  including without limitation,  Section 4.10 hereof; or

               (c) Foamex would be permitted, immediately after giving pro forma effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof.

     The requirements of clause (2)(c) of this Section 11.04 will not apply in the case of a sale of all or substantially all of the assets to or consolidation with or merger with or into (1) Foamex, Foamex Capital or another Guarantor, (2) any other Person, if such transaction represents a disposition of the Guarantor or all or a portion of its assets and such disposition or asset disposition is permitted or not prohibited by Section 4.10 hereof, or (3) any other Person if the acquisition of all the Equity Interests (or such lesser amount of Equity Interests in a proposed transaction) in such Person would have complied, to the extent applicable, with the provisions of the Sections 4.07 and 4.09 hereof.

     In case of any such sale of substantially all of the assets or consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses
(2)(a) and (2)(b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into Foamex, Foamex Capital or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to Foamex, Foamex Capital or another Guarantor.

Section 11.05 Releases of Subsidiary Guarantees.

     A Subsidiary Guarantee of the Notes provided by a Guarantor shall be released without any action required on the part of the Trustee or any Holder of the Notes:

          (1) if the Credit Agent releases the guarantee of Credit Agreement Obligations made by such Guarantor, unless such Guarantor remains a guarantor of the Issuers' Senior Subordinated Notes;

          (2) if (a) all of the Capital Stock of, or other Equity Interests in, or all or substantially all of the assets of such Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than Foamex or any of Foamex's Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Issuers otherwise comply, to the extent applicable, with Section
     4.10 hereof;

          (3) if the Issuers designate such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.07 hereof; or

          (4) upon the Issuers' request if the fair market value of the assets of the applicable Guarantor (as determined in good faith by the Board of Directors of Foamex), together with the fair market value of the assets of other Guarantors whose Subsidiary Guarantee was released in the same calendar year, do not exceed $1.0 million (subject to cumulative carryover for amounts not used in any prior calendar year).

     Upon delivery by the Issuers to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such release was made by the Issuers in accordance with the provisions of this Indenture, including without limitation
Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

     Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                  ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01  Satisfaction and Discharge.

     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

          (1) either:

               (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

               (b) all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable by reason of the making of a notice of redemption or otherwise, (ii) will become due and payable within one year or (iii) are to be called for redemption within 18 months under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense of Foamex, and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

          (3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

          (4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02  Application of Trust Money.

     Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties will control.

Section 13.02  Notices.

     Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Issuers and/or any Guarantor:

     Foamex L.P.
     1000 Columbia Avenue
     Linwood, PA 19061
     Telecopier No.:  (610) 859-3613
     Attention:  Chief Financial Officer

     With a copy to:
     Paul, Weiss, Rifkind, Wharton & Garrison
     1285 Avenue of the Americas
     New York, NY 10019-6064
     Telecopier No.:  (212) 757-3990
     Attention:  John C. Kennedy, Esq.

     If to the Trustee:
     U.S. Bank National Association
     180 East Fifth Street
     St. Paul, MN 55101
     Telecopier No.:  (651) 244-0711
     Attention:  Richard Prokosch

     The Issuers,  any  Guarantor  or the  Trustee,  by notice to the others may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 13.04  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) must comply with the provisions of TIA ss. 314(e) and must include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section  13.07  No  Personal   Liability  of  Partners,   Directors,   Officers,
Incorporators, Employees, Stockholders, Members and Agents.

     No  past,  present  or  future  partner,   director,   officer,   employee,
incorporator, stockholder, member or agent of the Issuers or any of their Restricted Subsidiaries, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, this Indenture, the Subsidiary Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08  Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES AND THE SECURITY DOCUMENTS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10  Successors.

     All agreements of the Issuers in this Indenture and the Notes will bind their successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.04.

Section 13.11  Severability.

     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12  Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]



                                   SIGNATURES

Dated as of March 25, 2002
                                   FOAMEX L.P.

                                   By: FMXI, INC., its Managing General Partner
                                       FOAMEX CAPITAL CORPORATION

                                   By: /s/ George L. Karpinski
                                       -------------------------------
                                       Name:  George L. Karpinksi
                                       Title: Vice President and Treasurer


                                   GUARANTORS:
                                   FOAMEX ASIA, INC.
                                   FOAMEX CARPET CUSHION LLC
                                   FOAMEX LATIN AMERICA, INC.
                                   FOAMEX MEXICO, INC.
                                   FOAMEX MEXICO II, INC.


                                   By: /s/ George L. Karpinski
                                       -------------------------------
                                       Name:  George L. Karpinski
                                       Title: Vice President



                                   U.S. BANK NATIONAL ASSOCIATION


                                   By: /s/ Richard Prokosch
                                       -------------------------------
                                       Name:  Richard Prokosch
                                       Title: Vice President